UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2012, SunOpta Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Purity Life Health Products LP, an affiliate of Banyan Capital Partners (the “Purchaser”), pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Company’s Canadian natural health products distribution business (operated as Purity Life Natural Health Products) (collectively, the "Business"), which is part of the Company’s International Foods Group. The Purchaser has agreed to pay a purchase price of CDN $14,000,000 in cash, less certain transaction expenses to be paid by the Company, plus a CDN $700,000 note to be issued by the Purchaser in favor of the Company, which is contingent on future earnings targets and subject to certain post-closing adjustments described in the Agreement. In addition, the Purchaser agreed to assume certain liabilities associated with the Business. The closing of the transactions contemplated by the Agreement (the "Transaction") is subject to customary closing conditions and pre-closing matters, including those described below, and is expected to occur in early June 2012. Matthew James, the existing President of Purity Life Natural Health Products, will continue to lead the Business under the Purchaser’s new ownership group. All of the employees currently involved directly with the operations of the Business are expected to be offered employment with the Purchaser.

The closing of the Transaction is conditioned upon, among other things, customary closing conditions, including: (1) the accuracy of the representations and warranties of each party as of the closing, (2) the performance in all material respects by the parties of their respective covenants, agreements and obligations under the Agreement and (3) in the case of the Purchaser: (i) the absence of any change or event which has had, since May 24, 2012, a Material Adverse Effect (as defined in the Agreement) with respect to the Business or the purchased assets; (ii) satisfactory completion of the Purchaser’s due diligence investigation related to the Business; (iii) receipt of all consents necessary to consummate the Transaction; and (iv) the Purchaser having obtained financing for its acquisition of the Business on terms that are acceptable to the Purchaser, in its sole discretion.

The Agreement also contains customary representations, warranties and covenants, including that prior to the closing, subject to certain exceptions, the Company will conduct the Business only in the ordinary course of business and consistent with past practice. The Company has also agreed that it will not initiate or solicit any proposals or offers to purchase the Business or engage in negotiations with respect thereto. At the closing, the parties will enter into an agreement not to compete with each other with respect to the Business, as further described in the Agreement. Under the Agreement, the Purchaser will offer employment to all active employees of the Business as of the closing date.

The foregoing represents a summary of the Agreement, does not purport to include all of the terms of the Agreement, and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties contained in the Agreement are made for, among other things, the purposes of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the Agreement, are not necessarily accurate or complete as made, and should not be relied upon by any of the Company’s shareholders or potential investors.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 24, 2012, between SunOpta Inc. and Purity Life Health Products LP. *

* Exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John H. Dietrich
John H. Dietrich
Vice President, Corporate Development
and Secretary

Date	May 30, 2012